                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    --------


                                    FORM 8-K


                                 CURRENT REPORT
                    PURSUANT TO SECTIONS 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)      January 31, 1997
                                                 -------------------------



                         DELMARVA POWER & LIGHT COMPANY
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)





    Delaware and Virginia              I-1405                 51-0084283
----------------------------        -----------           -------------------
(State or Other Jurisdiction        (Commission           (IRS Employer
     of Incorporation)              File Number)          Identification No.)




800 King Street, P.O. Box 231, Wilmington, Delaware	         19899
---------------------------------------------------            ----------
     (Address of Principal Executive Offices)                  (Zip Code)




Registrant's Telephone Number, Including Area Code  302-429-3448
                                                   -------------




                                      None
  ---------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
--------------------

Stockholder Vote on Merger
--------------------------

     On January 30, 1997, at a Special Meeting of Stockholders of Delmarva Power & Light Company (the "Company"), the holders of the Company's Common Stock, $2.25 par value per share (the "Common Stock") voted to approve the Agreement and Plan of Merger, dated as of August 9, 1996, as amended and restated as of December 26, 1996 (the "Merger Agreement"), by and among Delmarva, Atlantic Energy, Inc. ("Atlantic"), Conectiv, Inc. and DS Sub, Inc. The Merger Agreement covers the proposed merger of the Company and Atlantic (the "Merger"), which originally was announced on August 12, 1996.

     For the Merger Agreement to be approved, the holders of more than two-thirds of the outstanding shares of Common Stock entitled to vote were required to vote for approval the Merger Agreement. Out of 60,754,568 shares of Common Stock issued and outstanding and entitled to vote, 51,621,008.553 shares (84.97%) were represented in person or by proxy at the Special Meeting. 49,681,023.314 shares (81.77%) of the Common Stock voted for, 1,399,949.695 shares (2.30%) of the Common Stock voted against, and 540,035.544 (.89%) shares of the Common Stock abstained from voting on the approval of the Merger Agreement.

     The holders of Common Stock also approved the Conectiv, Inc. Incentive Compensation Plan (the "Plan"), which will become effective if and when the Merger is consummated. The Plan is for the purpose of rewarding those officers, key employees, consultants and advisors of Conectiv (the new holding company following the Merger) and its subsidiaries, who are responsible for Conectiv's and its subsidiaries' continued growth, development and financial success. The affirmative vote of the holders of a majority of the Common Stock present in person or by proxy and entitled to vote was required for approval of the Plan. Out of 60,754,568 shares of Common Stock issued and outstanding and entitled to vote, 51,621,008.553 shares (84.97%) of the Common Stock were present in person or by proxy at the Special Meeting. 44,584,518.853 shares (86.37%) of the Common Stock present in person or by proxy voted for, 4,850,149.546 shares (9.40%) of the Common Stock present in person or by proxy voted against, and 2,186,019.154 shares (4.23%) of the Common Stock present in person or by proxy abstained from voting on the approval of the Plan.

     The following was released by the Company and Atlantic on January 30, 1997:

                 *                     *                     *

                        ATLANTIC ENERGY, DELMARVA POWER
                     SHAREHOLDERS APPROVE MERGER THAT WILL
                               CREATE 'CONECTIV'

     Egg Harbor Township, N.J. and Wilmington, DE, January 30, 1997-- Atlantic Energy and Delmarva Power & Light Company shareholders today approved the proposed merger of the two companies, marking a major milestone in the merger process that will result in a new holding company named "Conectiv."

     "We're gratified by the support shown by our shareholders in approving this merger," said Delmarva Power Chairman, President and Chief Executive Officer Howard Cosgrove. "It's clear that they see this merger as a way for our two companies to become a stronger company, better positioned to thrive in the energy industry of tomorrow."

     "This merger is the right thing to do at the right time and we've found the right partner to forge into the 21st century with," agreed Atlantic Energy's Chairman and Chief Executive Officer Jerrold L. Jacobs. "Atlantic Energy and Delmarva Power share a common vision for the future and have a remarkably similar view of what we need to do to be a strong regional competitor."

     The proposed merger is now subject to approvals from various regulatory agencies, principally the public utility commissions in Delaware, New Jersey, Maryland, Pennsylvania and Virginia, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and the Securities and Exchange Commission. The companies are hopeful that the necessary approvals will be obtained in about 12 months.

     "We are eager to get the approval process wrapped up because we think this merger will create clear and significant benefits for our customers and our shareholders," Jacobs said. "This merger represents a significant leap forward, creating competitive advantages that neither of us could have achieved on our own."

     "Conectiv's increased financial strength will create a stronger company that has an opportunity to market its products over a larger, more diverse region, generating increased shareholder value," Cosgrove added. "That strength will help our business grow and will allow us to create new sources of revenue and shareholder value."

     Atlantic Energy, headquartered in Egg Harbor Township, New Jersey, is an investor owned holding company for Atlantic Electric and several non-utility affiliates. Atlantic Electric, a regulated electric utility, is Atlantic Energy's primary subsidiary and makes up 94 percent of the company's total assets of more than $2.6 billion. Atlantic Electric serves more than 473,000 customers in southern New Jersey. The company has nearly $1 billion in annual revenues.

     Together, the Atlantic Energy companies provide a wide variety of energy-related products and services, including home energy management, commercial utility services, energy system design and construction, thermal energy services, natural gas and bulk power marketing.

     Delmarva Power & Light Company is an investor-owned utility providing service to approximately 440,000 electric customers and 100,000 gas customers. The company has more than $1 billion in annual revenues and $3 billion in assets.

     In addition, Delmarva Power owns and operates service-oriented subsidiaries which offer regional home and business customers heating, air-conditioning and mechanical services, electrical contracting, various energy management services, and a growing portfolio of energy-related products. The company is currently pursuing the necessary approvals to provide telecommunications services under a newly formed subsidiary.

     In August 1996, Delmarva Power and Atlantic Energy announced their intent to merge, calling the strategic pairing a "natural fit."

                 *                     *                     *


Update on the Salem Nuclear Generating Station Units 1 and 2
------------------------------------------------------------

     The following information updates matters related to Salem Units 1 and 2 previously reported under "Item 1--Business" of Part I of the Company's 1995 Annual Report on Form 10-K, "Item 5--Other Information" of Part II of the Company's Report on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996, and "Item 5--Other Events" of the Company's Current Reports on Form 8-K dated May 29, 1996, July 23, 1996, and January 28, 1997. The following is excerpted from information reported in a Current Report on Form 8-K dated January 29, 1997, filed by Public Service Electric and Gas Company ("PSE&G"), the operator of the facility referred to below.

                 *                     *                     *

     On January 29, 1997, the Nuclear Regulatory Commission (NRC) held a public meeting and identified plants placed on the "NRC Watch List", including Salem Units 1 and 2, which were identified as Category 2 plants. In its press release issued following the meeting, the NRC stated:

          "The staff informed the Commission that the decision to place the Salem units on the Watch List was not based on any recent performance problems or decline; the staff believes that Salem's efforts to achieve needed improvements are correctly targeted and the NRC is satisfied with the licensee's overall approach. However, the staff noted that Salem should have been placed on the Watch List previously because of Salem's past safety performance. The staff also indicated that the agency increased its attention and resources at Salem commensurate with a Watch List plant. Finally, the staff concluded That, notwithstanding the improvements at

          Salem, it would not have been removed
          from the Watch List at this time had it been previously identified because it has yet to demonstrate a period of safe performance at power".

     The NRC has three classifications of facility monitoring. A Category 3 facility is one which is having or has had significant weaknesses that warrant maintaining the plant in a shutdown condition until the licensee can demonstrate to the NRC that adequate programs have both been established and implemented to ensure substantial improvement; full NRC approval is required for restart and the NRC will monitor closely. A Category 2 facility is a plant that is authorized to operate but that the NRC will monitor closely, although being operated in a manner that adequately protects public health and safety, plants in this category are having or have had weaknesses that warrant increased NRC attention; a plant will remain in this category until the licensee either demonstrates a period of improved performance, or until a further deterioration of performance results in the plant being placed in Category 3. A Category 1 facility is a plant that has been removed from the Watch List.

     More fully describing this NRC action, on January 27, 1997, the NRC sent the following letter to PSE&G:

     United States
     Nuclear Regulatory Commission
     Washington, D. C.

     January 27, 1997


     Mr. E. James Ferland
     Chief Executive Officer
     Public Service Electric and Gas Company
     80 Park Plaza
     Newark, NJ 07101

     Dear Mr. Ferland:

     On January 14, 15, and 17, 1997, NRC senior managers met to evaluate the nuclear safety performance of operating reactors, fuel facilities, and other materials licensees. The NRC conducts this meeting semiannually to determine if the safety performance of various licensees exhibits sufficient weaknesses to warrant increased NRC attention. At the January 1997 Senior Management Meeting (SMM), the Salem and Hope Creek Generating Stations were discussed.

     In our letter of January 29, 1996, James M. Taylor, the former NRC Executive Director for Operations, advised you that at the January 17-18, 1996 SMM, NRC senior managers concluded that recent trends in performance at Hope Creek raised sufficient concerns that we believed it would be appropriate to meet with you to discuss these concerns. In that letter we also stated that resolution of our performance concerns at Salem remained to be demonstrated through sustained and reliable operations.

     At the January 1997, SMM the discussion regarding Hope Creek considered the additional insights gained from our monitoring of plant performance since the January 1996 SMM. Based on these discussions it was concluded that the corrective actions you are taking have been effective in addressing our concerns regarding adverse trends in performance at Hope Creek. A summary of NRC discussions related to Hope Creek follows:

          Steps taken by management to address both human performance and equipment issues over the past year have resulted in an overall improvement in plant operations.

          Management has consistently exhibited a conservative approach to decision making. Progress has been made in communicating higher standards and lowering significantly the threshold for identification of problems. Numerous staffing changes and an extensive training and requalification initiative have led to improved control of plant activities by operators.
          This is significant since the negative trend discussed in the January 1996 SMM was most notably evidenced by several significant events where operators failed to properly control plant evolutions. Overall personnel error rates have declined significantly.

          The station is well along in addressing previously identified problems with technical specification and surveillance procedure discrepancies. Overall material condition of the plant is good as illustrated by improved plant operating performance. This improvement stemmed, to a large degree, from work accomplished during an extended outage completed in early 1996. Maintenance and engineering backlogs are well understood and prioritized but they constitute a continuing challenge to the station. Continuing attention is also needed to improve operator staffing levels which were reduced somewhat during the station's operator requalification initiative.

     The senior managers also discussed the Salem facility. As described in more detail in the following paragraphs, Salem was designated as a Category 2 plant, not due to any performance problems or decline during this evaluation period, but due to a change in senior management judgement [sic] as described in the fourth paragraph below. A summary of NRC discussions related to Salem follows:

          Both Units 1 and 2 were shut down to address significant equipment and human performance problems in mid-1995, An NRC Confirmatory Action Letter issued at the time established actions required before restart of the Units.

          A strong management team has been assembled by PSE&G; it has been in place for most of the outage. A much lower problem reporting threshold has been established and management has been aggressive in addressing root causes. Significant staffing changes have been made. Operations and maintenance staffs have completed extensive training and requalification programs to both reinforce fundamental skills and establish higher safety standards. Steps have been taken to strengthen station self assessment, corrective action and work control processes. As a result, the number and significance of personnel errors have declined. Operators have demonstrated improved ownership of the plant and conservative decision making.

          The outage scope has been extensive. Numerous plant components have been refurbished or replaced with the more reliable equipment in both safety-related and balance-of-plant systems. Operator work-arounds are being addressed. A comprehensive, pre-startup test program is underway to assure repair work has been effective. Engineering organizations are providing stronger support on equipment and design issues as evidenced by completion of a recent licensing basis conformance review.

          The senior managers thoroughly discussed current activities at Salem and the basis for past SMM decisions. The conclusion was that the scope and depth of the problems that existed at Salem prior to the dual unit shutdown warranted categorizing it as a Category 2 facility indicating need for increased NRC attention. Past decisions regarding Salem's status were influenced by current licensee management's recognition of problems and efforts being made to address them. As a practical matter, given the extent of these problems and the scope of activities, the agency increased its attention to Salem and applied resources commensurate with a plant in a Category 2, status. As a consequence, senior managers reviewed Salem performance using the Category 2 plant removal matrix. The managers concluded, notwithstanding the significant steps being taken and results achieved to date, Salem would not be removed from Category 2 status if it had previously been categorized as such. A key consideration in the removal matrix is assessment of plant and integrated station performance at power which has yet to occur.

          In summary, the decision was made to recognize that Salem should have been placed on the watch list previously and that it would not have been removed at this point. As such, Salem is being classified as a Category 2 facility at this time. This classification is not intended to suggest that licensee actions underway at Salem to achieve needed improvements are incorrectly targeted. NRC is satisfied with the overall approach and will be monitoring closely the progress to achieve the planned improvements.

     An NRC Commission meeting, open to the public, has been scheduled to be held in the Commissioners' Conference Room in Rockville, Maryland, on January 29, 1997, at 10:00 a.m. to review the results of the latest meeting of NRC senior managers. Mr. Hubert Miller, the Region I Regional Administrator, has discussed the bases for our conclusions with regard to Hope Creek and Salem with members of your staff.

     If you have any questions regarding this matter, do not hesitate to call me.

                                                    Sincerely,
                                                    HUGH L. THOMPSON, JR.
                                                    Hugh L. Thompson, Jr.
                                                    Acting Executive Director
                                                      for Operations


	Dock Nos.:	50-272
			50-311
			50-354

cc: See next page

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                                      -8-
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                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                           Delmarva Power & Light Company
                                           ------------------------------
                                                     (Registrant)



Date:   January 31, 1997                         /s/DALE G. STOODLEY
                                           ------------------------------
                                                     Dale G. Stoodley
                                                     Vice President and
                                                     General Counsel
                                      -9-